Exhibit 23.1


                              MINTZ & PARTNERS LLP


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment Number 1 to the Form 8-K of Wireless Age Communications, Inc. of our report dated May 18, 2005, appearing in the audited financial statements of Prime Wireless Corporation for the years ended December 31, 2002 and 2001.


Toronto, Canada
June 20, 2005


/s/ MINTZ & PARTNERS LLP
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MINTZ & PARTNERS LLP
Chartered Accountant